Exhibit 4.8

SECOND

ADDENDUM

TO

SETTLEMENT AGREEMENT

by and between certain

Pacific Hydro Parties

and

Western Wind Energy Parties

18 March 2008

SECOND ADDENDUM TO SETTLEMENT AGREEMENT

This Second Addendum to Settlement Agreement (this "Second Addendum") is entered into as of the 18th day of March, 2008, by and between PACIFIC HYDRO PTY LTD. ACN -057 '279 508 (formerly known as Pacific Hydro Ltd.), an Australian corporation; PACIFIC HYDRO INTERNATIONAL PTY. LTD. ACN 073 323 109, an Australian corporation; PACIFIC HYDRO US HOLDINGS, INC., a Delaware corporation; WESTERN WIND ENERGY CORP., a British Columbia corporation; VERDE RESOURCES CORPORATION, an Arizona corporation; MESA WIND POWER CORPORATION (formerly known as PAMC Management Corporation), a Delaware corporation; AERO ENERGY LLC, a California limited liability company; EASFERN WIND POWER INC., a New Brunswick, Canada corporation; who are collectively referred to herein as the "Parties."

Recitals

A.

This Second Addendum relates to that certain Settlement Agreement (the

"Settlement Agreement") dated as of September 28, 2007, by and between the Parties, which was amended once previously pursuant to that certain Addendum to Settlement Agreement (the "First Addendum"), dated as of November 16, 2007. As previously amended, the Settlement Agreement is referenced herein as the "Amended Settlement Agreement."

B.

All capitalized terms not otherwise defined in this Addendum have the meanings given to them in the Settlement Agreement and/or • in the First Addendum.

C.

As of this time, the Phase I Closing has occurred, the Forbearance Period has commenced, and no Special WWE Default has been declared. The Mesa Shares are being held in the possession and control of the Transaction Agent for the benefit of PHUS pursuant to the Revised Instructions, all as contemplated by the Amended Settlement Agreement.

D.

The WWE. Parties have asked the Pacific Parties for a sixty-day extension of the Forbearance Period to provide additional time for WWE to obtain funds sufficient to pay the Settlement Amount. The requested extension would change the expiration of the Forbearance Period, absent a Special WWE Default, from April 25, 2008 to June 24, 2008. The Pacific Parties are willing to accommodate this request under the terms and conditions set forth in this Second Addendum and Amended Instructions to the Transaction Agent (the "Instructions Amendment") in the form attached hereto as Exhibit A.

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 1

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Terms and Conditions

Now, therefore, the Parties hereby agree as follows:

1.

Subject to the satisfaction of the conditions listed in section 2 below, Section 8.4 of the Amended Settlement Agreement is hereby deleted and the following provision is hereby inserted in its place:

PHUS agrees to forbear from enforcing its rights with respect to the Mesa Shares for a period of time (the "Forbearance Period") that will commence on the date of this Agreement and continue until the earlier of (i) June 24, 2008 or (ii) the occurrence of a Special WWE Default, as defined in Section 16.2 of this Agreement.

2.

This Second Addendum and the Instructions Amendment shall not be effective unless all of the following conditions are timely and fully satisfied:

a.

By no later than March 19, 2008:

i.

All of the Parties shall have signed this Second Addendum and the Instructions Amendment;

ii.

The Pacific Parties shall have caused their signed copies of this Second Addendum and the Instructions Amendment to be delivered to each of the WWE Parties' Contact Persons in accordance with Section 18 of the Amended Settlement Agreement; and

iii.

The WWE Parties shall have caused their signed copies of this Second Addendum and the Instructions Amendment to be delivered to each of the Pacific Parties' Contact Persons in accordance with Section 18 of the Amended Settlement Agreement; and

b.

By the close of business on the business day following satisfaction of the conditions listed in Section 2.a. above, WWE shall:

i.

File a material change report, in the form attached as Exhibit B, with the Securities Commissions of all the Canadian provinces in which WWE is a reporting issuer, announcing the current status of WWE's efforts to pay the Settlement Amount, which WWE confirms is sufficient to satisfy WWE's market disclosure obligations; and

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ii.

Provide evidence in writing to the Pacific Parties' Contact Persons that the condition set forth in Section 2..b.i. has been satisfied.

c.

By no later than March 21, 2008, the WWE Parties shall have delivered to PHUS an extension fee of U.S. $100,000 (the "Forbearance Period Extension Fee"), via wire transfer pursuant to the instructions provided in Section 6 below.

1.

Pursuant to Section 19 of the Amended Settlement Agreement, the Pacific Parties hereby provide their consent to the issuance of the material change report in the form attached as Exhibit B.

2.

Within three (3) business days after all of the conditions to the effectiveness of this Second Addendum have been timely and fully satisfied, WWE shall:

a.

Cause the Instructions Amendment to be delivered to the Transaction Agent; and

b.

Provide evidence in writing to the Pacific Contact Persons to evidence that the Instructions Amendment has been delivered to the Transaction Agent

5.

 Promptly after receiving a copy of the Instructions Amendment signed by the Transaction Agent, WWE shall cause a copy of the signed Instructions Amendment to be delivered to the Pacific Parties' Contact Persons.

6.

WWE shall use the following wire instructions to pay the Forbearance Period Extension Fee to PHUS:

Account Name: Pacific Hydro Service Inc.

Account Number 4121375646

Swift Code: WFBIUS6S

Bank Wells Fargo Bank

Bank Address: One Front Street, 20th Floor San Francisco, CA 94111

7.

 The Forbearance Period Extension Fee shall be fully earned when paid and shall not be refundable, in whole or in part, for any reason, including, without limitation, if the Phase II Closing occurs before the end of the Forbearance Period as in effect prior to this Second Addendum or if a Special WWE Default occurs.

8.

 Interest shall continue to accrue as provided in Section 6 of the Amended Settlement Agreement throughout the extended Forbearance Period provided for in this Second Addendum.

9.

Except as provided herein and in the Instructions Amendment, the Amended Settlement Agreement, the Revised Instructions, and the schedules thereto are

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 3

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unchanged; provided, however, that, following the effectiveness of this Second Addendum, all references in the Amended Settlement Agreement and the Revised Instructions and their respective schedules to dates, events, deliveries, covenants, and other matters that are to occur or be performed or satisfied by or at the expiration of the Forbearance Period (and, pursuant to the Instructions Amendment, prior to the end of the Settlement Period as that term is used in the Revised Instructions) shall be read and construed in the context of the extended Forbearance Period and Settlement Period.

10.

The WWE Parties hereby acknowledge and agree that:

a.

The agreement of the Pacific Parties to extend the Forbearance Period as provided in this Second Addendum and the Instructions Amendment, and to extend the Settlement Period as provided in the Instructions Amendment, shall not constitute or be construed as a waiver of strict performance of the Amended Settlement Agreement or the Revised Instructions, as modified by this Second Addendum and the Instructions Amendment;

b.

The Pacific Parties' entry into this Second Addendum and the Instructions Amendment creates no course of dealing or other basis upon which any of the WWE Parties has any reasonable expectation of any further extension or modification of any of the provisions of the Amended Settlement Agreement or Joint Instructions other than those resulting directly from this Second Addendum and the Instructions Amendment;

c.

No further extension of the Forbearance Period or the Settlement Period, beyond the 60-day extension provided for in this Second Addendum and the Instructions Amendment is contemplated by any of the Parties, and none of the Pacific Parties has any legal, moral, or other obligation, duty, or responsibility of any sort to forbear or accommodate any of the WWE Parties beyond the provisions contained in the Amended Settlement Agreement, the Revised Instructions, this Second Addendum, and the Instructions Amendment and

d.

Time is of the essence in connection with all of the covenants, obligations, and duties of, and terms and conditions to be performed by, any one of more of the WWE Parties under any one or more of the Amended Settlement Agreement, the Revised Instructions, this Second Addendum, and the Instructions Amendment.

11.

This Second Addendum and the Instructions Amendment may be signed in any number of counterparts. All such counterparts, taken together, will be deemed to constitute one and the same instrument. Signed counterparts of this Second Addendum and/or the Instructions Amendment may be delivered by facsimile.

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 4

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transmission and, when so delivered, such signed counterparts shall have the same effect as delivery of signed originals.

12.  The Amended Settlement Agreement, as modified by this Second Addendum; the Revised Instructions, as modified by the Instructions Amendment; and the schedules and exhibits to those documents (collectively, the "Settlement Documents") constitute the entire understanding and agreement between the Parties regarding the subjects addressed therein. Any and all discussions, negotiations, promises, representations, warranties, and/or other statements made by any of the WWE Parties to any of the Pacific Parties, or by any of the Pacific Parties to any of the WWE Parties, relating to the subject matter of any of the Settlement Documents have been completely merged into and are superseded by the Settlement Documents. None of the WWE Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the Pacific Parties or any person representing any of the Pacific Parties that is not set forth in one or more of the Settlement Documents, and none of the Pacific Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the WWE Parties or any person representing any of the WWE Parties that is not set forth in one or more of the Settlement Documents.

IN WITNESS WHEREOF, the Parties have executed this Second Addendum as of the date first above written.

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.
By /s/	By /s/
Its /s/	Its /s/

PACIFIC HYDRO INTERNATIONAL PTY. LTD_ ACN 073 323 109	EASTERN WIND POWER INC.
By	By
Its	Its

WEST ERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION
By	By
Its	Its

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By	By
Its	Its

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 5

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schedules and exhibits to those documents (collectively, the "Settlement Documents") constitute the entire understanding and agreement between the Parties regarding the subjects addressed therein. Any and all discussions, negotiations, promises, representations, warranties, and/or other statements made by any of the WWE Parties to any of the Pacific Parties, or by any of the Pacific Parties to any of the WWE Parties, relating to the subject matter of any of the Settlement Documents have been completely merged into and are superseded by the Settlement Documents. None of the WWE Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise,. or other statement by any of the Pacific Parties or any person representing any of the Pacific Parties that is not set forth in one or more of the Settlement Documents, and none of the Pacific Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the WWE Parties or any person representing any of the WWE Parties that is not set forth in one or more of the Settlement Documents.

IN WITNESS WHEREOF, the Parties have executed this Second Addendum as of the date first above written.

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.
By	By
Its	Its

PACIFIC HYDRO INTERNATIONAL PTY. LTD_ ACN 073 323 109	EASTERN WIND POWER INC.
By	By /s/
Its	Its /s/

WEST ERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION
By /s/	By
Its /s/	Its

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By	By
Its	Its

EXHIBIT A

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transmission and, when so delivered, such signed counterparts shall have the same effect as delivery of signed originals.

12.

 The Amended Settlement Agreement, as modified by this Second Addendum; the Revised Instructions, as modified by the Instructions Amendment and the schedules and exhibits to those documents (collectively, the "Settlement Documents") constitute the entire understanding and agreement between the Parties regarding the subjects addressed therein. Any and all discussions, negotiations, promises, representations, warranties, and/or other statements made by any of the WWE Parties to any of the Pacific Parties, or by any of the Pacific Parties to any of the WWE Parties, relating to the subject matter of any of the Settlement Documents have been completely merged into and are superseded by the Settlement Documents. None of the WWE Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the Pacific Parties or any person representing any of the Pacific Parties that is not set forth in one or more of the Settlement Documents, and none of the Pacific Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the WWE Parties or any person representing any of the WWE Parties that is not set forth in one or more of the Settlement Documents.

IN WITNESS WHEREOF, the Parties have executed this Second Addendum as of the date first above written

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.
By	By
Its	Its

PACIFIC HYDRO INTERNATIONAL PTY. LTD_ ACN 073 323 109	EASTERN WIND POWER INC.
By	By
Its	Its

WEST ERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION
By	By /s/
Its	Its /s/

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By /s/	By
Its /s/	Its

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 5

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transmission and, when so delivered, such signed counterparts shall have the same effect as delivery of signed originals.

12. The Amended Settlement Agreement, as modified by this Second Addendum; the Revised Instructions, as modified by the Instructions Amendment; and the schedules and exhibits to those documents (collectively, the "Settlement Documents") constitute the entire understanding and agreement between the Parties regarding the subjects addressed therein. Any and all discussions, negotiations, promises, representations, warranties, and/or other statements made by any of the WWE Parties to any of the Pacific Parties, or by any of the Pacific Parties to any of the WWE Parties, relating to the subject matter of any of the Settlement Documents have been completely merged into and are superseded by the Settlement Documents. None of the WWE Parties has signed any of the Settlement Documents in reliance upon any representation, warranty, promise, or other statement by any of the Pacific Parties or any person representing any of the Pacific Parties that is not set forth in one or more of the Settlement Documents, and none of the Pacific Parties has signed any of the - Settlement Documents in reliance upon arty representation, warranty, promise, or other statement by any of the WWE Parties or any person representing any of the WWE Parties that is not set forth in one or more of the Settlement Documents.

IN WITNESS WHEREOF, the Parties have executed this Second Addendum as of the date first above written.

PACIFIC HYDRO PTY LTD. ACN 057 279 508	PACIFIC HYDRO US HOLDINGS, INC.
By	By
Its	Its

PACIFIC HYDRO INTERNATIONAL PTY. LTD_ ACN 073 323 109	EASTERN WIND POWER INC.
By	By
Its	Its

WEST ERN WIND ENERGY CORP.	VERDE RESOURCES CORPORATION
By	By
Its	Its

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By	By /s/
Its	Its /s/

SECOND ADDENDUM TO SETTLEMENT AGREEMENT - Page 5

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EXHIBIT A

INSTRUCTIONS AMENDMENT

March 21, 2008

AMENDMENT TO JOINT INSTRUCTIONS

TO: U.S. BANK NATIONAL ASSOCIATION

VIA FACSIMILE: (651) 495-8108	VIA FACSIMILE: (206) 344-4630
VIA EMAIL: scott.kjar@usbank.com	VIA EMAIL: shirley.young@usbank.com

U.S. Bank Corporate Trust Services	U.S. Bank, N.A.
60 Livingston Avenue, EP-MN-WS3T	1420 5th Avenue, 7th Floor PD-WA-T7CT
St. Paul, MN 55107-2292	Seattle, WA 98101
Attn: Scott Kjar	Attn: Shirley Young

Re: Transaction Agreement Involving the Pacific Parties mid WWE Parties

1.

 This Amendment to Joint Instructions (this "Amendment-") i0 provided to you in connection with that certain Transaction Agreement (the "Transaction Agreement") dated November 16, 2007, the Instructions attached as Schedule I thereto (the "Joint Instructions"), and all exhibits thereto, which was signed by the undersigned parties.

2.

 All capitalized terms not otherwise defined in this Amendment have the same meanings as defined in the Transaction Agreement and the Joint Instructions.

3.

 Pursuant to a written separate agreement between the Parties, the Settlement Period has been extended from April 25, 2008 to June 24, 2008 and, subject to the earlier occurrence of a Special WWE Default, the Forbearance Period has been extended from April 25, 2006 to June 24, 2008. Accordingly:

(a)

Section 2.2(b) of the Joint Instructions is hereby stricken and replaced with the following:

"Forbearance Period" means the period beginning September 28, 2007, and ending on the close of business on the earlier of (i) subject to the provisions of paragraph 6.1(e), the date PHUS gives Written Instructions that a Special WWE. Default has occurred (as referenced in paragraph 6 of these Instructions); or (ii) June 24, 2008.

(b)

Section 22(h) of the Joint Instructions is hereby stricken and replaced with the following:

U.S. Bank Corporate Trust Services U.S. Bank, N.A.

March 21, 2008

"Settlement Period" means the period beginning September 28, 2007, and ending on the close of business on June 24, 2008.

(c)

 Section 5.2(a) of the Joint Instructions is hereby stricken and replaced with the following:

5:00 p.m. U.S. Pacific Standard Time on June 24, 2008.

4.

 Except as provided herein, the Transaction Agreement, the Joint Instructions, and the exhibits thereto are unchanged; provided, however, that all references in the Joint Instructions and the exhibits thereto to dates, events, deliveries, covenants, and other matters that are to occur or be performed or satisfied by or at the expiration of the Forbearance Period and/or the Settlement Period are to be read and construed in the context of the provisions of this Amendment.

5.

 This will confirm that you will charge no additional fees as a result of the modifications to the Joint Instructions reflected in this Amendment.

6.

 The Parties have agreed that (a) this Amendment may be signed by the Parties in any number of counterparts, (b) all such counterparts, taken together, will be deemed to constitute one and the same instrument, (c) signed counterparts of this Amendment may be delivered by facsimile transmission and, (d) when so delivered, such signed counterparts shall have the same effect as delivery of signed originals.

7.

 Please countersign this document in the space provided below to evidence your understanding and acceptance of this Amendment and your agreement to be bound by and to comply strictly with them and the provisions of the Transaction Agreement and Joint Instructions, as revised by this Amendment.

Dated the day and year first set forth above.

PACIFIC HYDRO PTY LIMITED	PACIFIC HYDRO US HOLDINGS, INC.
By /s/	By /s/
Its /s/	Its /s/

PACIFIC HYDRO INTERNATIONAL PTY. LTD	EASTERN WIND POWER INC.
By /s/	By
Its /s/	Its

U.S. Bank Corporate Trust Services U.S. Bank, N.A.

March 21, 2008

"Settlement Period" means the period beginning September 28, 2007, and ending on the close of business on June 24, 2008.

(c)

Section 5.2(a) of the Joint Instructions is hereby stricken and replaced with the following:

5:00 p.m. U.S. Pacific Standard Time on June 24, 2008.

4.

 Except as provided herein, the Transaction Agreement, the Joint Instructions, and the exhibits thereto are unchanged; provided, however, that all references in the Joint Instructions and the exhibits thereto to dates, events, deliveries, covenants, and other matters that are to occur or be performed or satisfied by or at the expiration of the Forbearance Period and/or the Settlement Period arc to be read and construed in the context of the provisions of this Amendment:.

5.

 This will confirm that you will charge no additional fees as a result of the modifications to the Joint Instructions reflected in this Amendment.

6.

 The Parties have agreed that (a) this Amendment may be signed by the Parties in any number of counterparts, (b) all such counterparts, taken together, will be deemed to constitute one and the same instrument, (c) signed counterparts of this Amendment may be delivered by facsimile transmission and, (d) when so delivered, such signed counterparts shall have the same effect as delivery of signed originals.

7.

Please countersign this document in the space provided below to evidence your understanding and acceptance of this Amendment and your agreement to be bound by and to comply strictly with them and the provisions of the Transaction Agreement and Joint Instructions, as revised by this Amendment.

Dated the day and year first set forth above.

PACIFIC HYDRO PTY LIMITED	PACIFIC HYDRO US HOLDINGS, INC.
By	By
Its	Its

PACIFIC HYDRO PTY. LTD	EASTERN WIND POWER INC.
By	By /s/
Its	Its /s/

Seattle-3410094.2 0055072-00001

U.S. Bank Corporate Trust Services U.S. Bank, N.A.

March 21, 2008

WESTERN WIND ENERGY CORP	VERDE RESOURCES CORPORATION
By /s/	By
Its CEO	Its

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By	By
Its	Its

Acceptance of Amendment by Transaction Agent

The undersigned understands and accepts the foregoing Amendment and agrees to continue to act as the Transaction Agent and to be bound by and to comply strictly with the Transaction Agreement and the Joint Instructions, as modified by the foregoing Amendment

Dated this __ day of March, 2008.

U.S. BANK NATIONAL ASSOCIATION

By/s/
Its /s/

U.S. Bank Corporate Trust Services U.S. Bank, N.A.

March 21, 2008

WESTERN WIND ENERGY CORP	VERDE RESOURCES CORPORATION
By	By /s/
Its	Its /s/

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By /s/	By
Its /s/	Its

Acceptance of Amendment by Transaction Agent

The undersigned understands and accepts the foregoing Amendment and agrees to continue to act as the Transaction Agent and to be bound by and to comply strictly with the Transaction Agreement and the Joint Instructions, as modified by the foregoing Amendment.

Dated this __ day of March, 2408.

U.S. BANK NATIONAL ASSOCIATION

By

Its

U.S. Bank Corporate Trust Services U.S. Bank, N.A.

March 21, 2008

WESTERN WIND ENERGY CORP	VERDE RESOURCES CORPORATION
By	By
Its	Its

MESA WIND POWER CORPORATION	AERO ENERGY LLC
By	By /s/
Its	Its /s/

Acceptance of Amendment by Transaction Agent

The undersigned understands and accepts the foregoing Amendment and agrees to continue to act as the Transaction Agent and to be bound by and to comply strictly with the Transaction Agreement and the Joint Instructions, as modified by the foregoing Amendment.

Dated this ___ day of March, 2008.

U.S. BANK NATIONAL ASSOCIATION

By

Its

Seattle-34100942 0055072-O0001

EXHIBIT B

MATERIAL CHANGE REPORT

FORM 51-102F3

MATERIAL CHANGE REPORT

Item 1.

Name and Address of Company

Western Wind Energy Corp. (the “Issuer”)
632 Foster Avenue
Coquitlam, British Columbia
V3J 2L7

Item 2.

 Date of Material Change

March 18, 2008

Item 3.

News Release

The Issuer issued a press release dated March 18, 2008. The press release was disseminated through Market News and Stockwatch.

Item 4.

Summary of Material Change

The  Issuer  announced  that  it  has  entered  into  an  agreement  with  Pacific  Hydro  Pty  Ltd.  (“Pacific  Hydro”)  amending  the  Settlement  Agreement  dated  September  28,  2007  (the  “Settlement Agreement”) to extend the date by which date a loan owed to Pacific Hydro by  the Issuer must be repaid from April 25, 2008 to June 24, 2008.

Item 5.

Full Description of Material Change

The Issuer announced that Pacific Hydro has agreed to provide an extension of the repayment  date  of  the  Mesa  acquisition  loan  from  the  current  repayment  date  of  April 25,  2008  to  June 24,  2008.   In  consideration  for  the  extension,  the  Issuer  has  agreed  to  pay  to  Pacific  Hydro a $100,000 extension fee.  A description of the terms of the Settlement Agreement is  set out in the Issuer’s news release dated October 1, 2007.

Pursuant to the terms of the Settlement Agreement, the Issuer is obligated to repay to Pacific  Hydro the Mesa loan of US$13.4 million plus interest.   The Issuer has received a credit of  US$3  million  for  transferring  its  20%  interest  in  and  to  the  Mitsubishi  wind  turbine  generators pursuant to the terms of the Settlement Agreement.   If the Issuer does not repay  the outstanding amount of the Mesa acquisition loan on or before June 24, 2008, the current  total  of  which  is  approximately  US$12.2  million,  the  Issuer  will  forfeit  its  interest  in  the  Mesa Wind Power Corporation.

Item 6.

Reliance on subsection 7.1(2) or (3) of National Instrument 51-102

Not applicable

Item 7.

 Omitted Information

No information has been omitted on the basis that it is confidential information.

Item 8.

Executive Officer

To obtain further information contact Jeffrey J. Ciachurski, the Chief Executive Officer of the  Issuer, at 604-839-4192.

Item 9.

Date of Report

March 19, 2008